UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2020

FAST ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39462	85-1338207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Minetta Street

New York, NY 10012

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (917) 921-0285

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	FST.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	FST	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	FST WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Doug Jacob

On November 10, 2020, Doug Jacob (“Mr. Jacob”) resigned his position as Co-Chief Executive Officer and as a Class III member of the Board of Directors (the “Board”) of FAST Acquisition Corp. (the “Company”).

Michael Lastoria

On November 11, 2020, the Board appointed Michael Lastoria (“Mr. Lastoria”) as a Class III member of the Board, filling the Board seat vacated by Mr. Jacob.

Michael Lastoria, age 40, is a dynamic entrepreneur with a track record of founding, scaling and exiting a variety of businesses. In 2002, at the age of 22, Mr. Lastoria founded his first company, Innovation Ads, an advertising, technology and marketing services firm, as his first job out of college in New York City. In four years, as Founding Chief Executive Officer, he oversaw the rapid growth of the company and its sale to Seaport Capital, a New York-based private equity firm, in 2006. Lastoria remained the company’s Chief Executive Officer from 2006 to 2009. In October 2012, Mr. Lastoria co-founded &pizza, where he currently serves as Chief Executive Officer. At &pizza, Mr. Lastoria has raised over $80 million of investment capital and has expanded the purpose-driven chain to 38 locations in six markets. In addition to &pizza, Mr. Lastoria cofounded JWALK in 2010, which sold to beauty powerhouse Sheiseido in 2017. Mr. Lastoria is a recognized startup leader and vocal advocate in the fight to raise minimum wage to $15.00 an hour, believing that every employee should not only survive, but thrive. He speaks regularly on the value of design thinking, innovation and entrepreneurship. Mr. Lastoria was listed in QSR’s 2019 Readers’ Choice Awards as a Most Admired Fast-Casual Leader, on Nation’s Restaurant News’ Annual Power List in 2018 and 2019 and on Fast Casual’s Movers and Shakers List in 2018 and 2019. Mr. Lastoria was named one of the Washington Business Journal’s “40 Under 40.” In 2017, he was awarded the Mort Harris Small Business person of the year by the Small Business Council of America. Michael Lastoria graduated with a B.A. in Economics and Business from Westmont College in Santa Barbara, California.

There is no arrangement or understanding between Mr. Lastoria and any other person pursuant to which he was appointed as a director of the Company, and there are no related party transactions in which Mr. Lastoria has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act of 1934, as amended. In addition, there is no family relationship between Mr. Lastoria and any of the Company’s directors or other executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAST ACQUISITION CORP.

Date: November 12, 2020	By:	/s/ Sandy Beall
		Name:	Sandy Beall
		Title:	Chief Executive Officer

2